Exhibit 10.27

AMENDMENT NUMBER 4 TO
LOAN AND SECURITY AGREEMENT

This Amendment Number 4 to Loan and Security Agreement dated as of April 17, 2020, among U.S. BANK NATIONAL ASSOCIATION (“Bank”) and SHIFT TECHNOLOGIES, INC., a Delaware corporation (“STI”) and SHIFT OPERATIONS LLC, a Delaware limited liability company (“SOL”), as co-obligors and co-borrowers and not as accommodation parties (unless otherwise specified herein, STI and SOL are each individually a “Borrower” and collectively the “Borrowers”) (this “Amendment”) amends the Loan and Security Agreement among Borrowers and Bank dated as of October 11, 2018, which has been amended by amendments dated February 14, 2019, September 24, 2019 and November 29, 2019 (collectively, the “Loan Agreement”).

In consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Bank hereby agree as follows:

1.	Definitions.

(a) Capitalized terms not otherwise defined in this Amendment shall have the meanings given such terms in the Loan Agreement.

(b) The following defined term is are hereby added to Article 1 of the Loan Agreement in proper alphabetical order as follows:

“Fourth Amendment Date” means April 17, 2020.

2.	Amendments.

(a)	The following is hereby added to the Loan Agreement as Section 2.13 (LIBOR) thereof:

2.13 LIBOR. Notwithstanding anything to the contrary in the Loan Documents, if Bank has determined that (a) the LIBOR rate index described in the Loan Documents (“LIBOR”) is no longer available, either because (i) LIBOR is not being quoted or published, (ii) any relevant agency or authority has announced that LIBOR will no longer be published or is no longer representative, or (iii) any similar circumstance exists such that LIBOR has become unavailable or ceased to exist, or (b) similar loans are being documented with a replacement rate to LIBOR, Bank may, in its discretion, replace LIBOR with a replacement rate (which may include a successor index and a spread adjustment), taking into consideration any selection or recommendation of a replacement rate by any relevant agency or authority and evolving or prevailing market conventions. In connection with the selection and implementation of any such replacement rate, Bank may make any technical, administrative or operational changes that Bank decides may be appropriate to reflect the adoption and implementation of such replacement rate. Bank does not warrant or accept any responsibility for the administration or submission of, or any other matter related to, LIBOR or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation whether any such alternative, successor or replacement rate will have the same value as, or be economically equivalent to, LIBOR.

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(b)	Section 5.7 (Warranties and Covenants: Restriction on Indebtedness) of the Loan Agreement is deleted and replaced with the following:

5.7 Restriction on Indebtedness. No Borrower will create, incur, assume or have outstanding any indebtedness for borrowed money (including capitalized leases) except Permitted Indebtedness. “Permitted Indebtedness” means, with respect to any Borrower (i) any indebtedness owing to Bank, (ii) any other indebtedness outstanding on the date hereof and disclosed on Schedule 5.7, (iii) Debt incurred for the acquisition of services, supplies or inventory on normal trade credit in the ordinary course of business, (iv) indebtedness under the Lithia Loan Agreement, (v) indebtedness incurred under any Supplemental Floor Plan Facility, (vi) Subordinated Debt; (vii) reimbursement obligations under corporate credit cards incurred in the ordinary course of business in an aggregate amount outstanding not to exceed $300,000 at any time; (viii) reimbursement obligations with respect to letters of credit issued by Bank and fully secured by cash; (ix) reimbursement obligations with respect to letters of credit not otherwise included in clause (viii) of this Section 5.7 and issued as security for any Borrower’s dealers licenses; provided that the reimbursement obligations for such letters of credit shall not exceed $500,000 in the aggregate at any time, (x) reimbursement obligations with respect to letters of credit not otherwise included in clause (viii) of this Section 5.7 and issued as security for any Borrower’s obligations under leases of real property; provided that the reimbursement obligations for such letters of credit shall not exceed $500,000 in the aggregate at any time, (xi) indebtedness secured by purchase money liens permitted by clause (n) of the definition of “Permitted Liens” set forth in Section 5.25 of this Agreement in an aggregate amount not exceeding $300,000 outstanding at any time; (xii) extensions, refinancings, modifications, amendments and restatements of any item of indebtedness permitted under clauses (i) through (xii) above, provided that the principal amount thereof is not increased; (xiii) indebtedness owing to any Borrower by any other Borrower or to Shift Finance, LLC; (xiv) indebtedness appearing as a claims reserve (or similar term) on the balance sheet of STI and its Subsidiaries, which represents amounts which have been received but which will be expended to pay warranty, return and service claims by customers of STI; (xv) other indebtedness in an aggregate amount not exceeding $500,000 outstanding at any time; and (xvi) any unsecured loans (collectively “PPP/CARES Indebtedness”) issued pursuant to either the Paycheck Protection Program (the “PPP Program”) implemented by the Small Business Administration with support from the Department of the Treasury to enable the continued payment of employee wages, salaries, and benefits, and/or the Coronavirus Aid, Relief, and Economic Security (CARES) Act (the (“CARES Program” and together with the PPP Program collectively, the “PPP/CARES Program”), provided that (A) the proceeds of PPP/CARES Indebtedness are used as required by the PPP/CARES Program, and (B) the Borrowers comply in all respects with the PPP/CARES Program requirements. Borrowers shall keep appropriate records of compliance with the requirements of the PPP/CARES Program and deliver to Bank any notice of forgiveness or non-forgiveness of any portion of the PPP/CARES Indebtedness received from the lender of such PPP/CARES Indebtedness within 30 days after such forgiveness or non-forgiveness is obtained under the PPP/CARES Program.

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(c)	Section 5.8 (Warranties and Covenants: Restriction on Contingent Liabilities) of the Loan Agreement is deleted and replaced with the following:

5.8 Restriction on Contingent Liabilities. No Borrower will guarantee or become a surety or otherwise contingently liable for any obligations of others, except (i) guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business; (ii) guaranties provided in the ordinary course of business that do not guarantee indebtedness; (iii) guaranties permitted under Section 5.20 of this Agreement; (iv) reimbursement obligation in favor of Lithia in connection with the applicable Guaranty of the Borrowers’ Obligations hereunder or Lithia’s guaranty of any Supplemental Floor Plan Facility; and (v) Guarantees of PPP/CARES Indebtedness.

3.	Effectiveness. The effectiveness of this Amendment is subject to execution by all parties to the Loan Agreement and satisfaction by Borrowers of such other requirements as Bank may require.

4.	Representations and Warranties. Each Borrower and by signing below, Guarantor, reaffirms the representations and warranties made by such Borrower and Guarantor, respectively, in each of the Loan Documents and agrees that (a) each of such representations and warranties are true and correct as though made on the date hereof, except for changes that are permitted by the terms of such Loan Document; (b) except as amended hereby or otherwise amended in writing signed by all parties thereto, the Loan Agreement and the other Loan Documents remain unmodified and in full force and effect in accordance with their terms and (c) neither Borrowers nor any other Loan Party has any defenses, setoffs, counterclaims or claims against the Bank related to any of the Loan Documents or any of the indebtedness or obligations related thereto.

5.	Miscellaneous.

(a) Counterparts. This Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

(b) Copies. The Loan Agreement, together with all amendments thereto from time to time, is a “transferable record” as defined in applicable law relating to electronic transactions. Therefore, Bank may, on behalf of Borrowers, create a microfilm or optical disk or other electronic image of the Loan Agreement (and all amendments thereto including, without limitation, this Amendment) that is an authoritative copy of the Loan Agreement as defined in such law. Bank may store the authoritative copy of the Loan Agreement in its electronic form and then destroy the paper original as part of Bank’s normal business practices. Bank, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

(c) References. Any and all references to the Loan Agreement in any instrument or document are hereby amended to refer to the Loan Agreement as amended by this Amendment.

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(d) Expenses. Each Borrower agrees to reimburse Bank upon demand for all attorneys’ fees of in-house and outside counsel and all other costs, fees and out-of-pocket expenses incurred by Bank in connection with the preparation, negotiation, execution, and delivery of this Amendment and any other document required to be furnished herewith and in enforcing each Borrower’s obligations hereunder.

6.	Entire Agreement; Modification. This Amendment constitutes the entire understanding and agreement of the parties as to the matters set forth herein. No modification or amendment to any of the Loan Documents shall be effective unless in writing signed by the party or parties sought to be charged or bound by such modification or amendment.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US CONCERNING ANY LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.

Signature page follows.

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SHIFT TECHNOLOGIES, INC.		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Irakly George Arison Areshidze	By:	/s/ Gilmore Hector
Name:	Irakly George Arison Areshidze	Name:	Gilmore Hector
Title:	Co-Chief Executive Officer	Title:	Vice President

SHIFT OPERATIONS LLC

By: Shift Technologies, Inc., Managing Member

By:	/s/ Irakly George Arison Areshidze
Name:	Irakly George Arison Areshidze
Title:	Co-Chief Executive Officer

ACKNOWLEDGEMENT AND CONSENT OF GUARANTOR

Guarantor hereby acknowledges, consents, and agrees to all terms and conditions of the foregoing Amendment.

LITHIA MOTORS, INC.

By	/s/ Bryan DeBoer
Name:	Bryan DeBoer
Title:	CEO

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